Exhibit 4.22

                              DECLARATION OF TRUST
                                       OF
                          STATE STREET CAPITAL TRUST IV

      This DECLARATION OF TRUST, dated as of March 31, 2000, among State Street Corporation, a Massachusetts corporation, as "Depositor," Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as "Property Trustee," Bank One Delaware, Inc., as "Delaware Trustee" and Ward
A. Spooner and James E. Murphy, as "Administrative Trustees" (collectively, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

      1. The trust created hereby shall be known as State Street Capital Trust IV (the "Trust"), in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts on behalf of the Trust, and sue and be sued on behalf of the Trust.

      2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10, which amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

      3. The Depositor and the Trustees will enter into an Amended and Restated Trust Agreement, satisfactory to each such party and having substantially the terms described in the Prospectus (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

      4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to prepare and distribute any prospectus or supplemental prospectus on behalf of the Trust, including the prospectus relating to the Capital Securities of the Trust and certain other securities (the "Prospectus") and any necessary or desirable amendments thereto (including any exhibits contained therein or forming a part thereof); (ii) to file and
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execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register the Capital Securities under, or obtain for the Capital Securities an exemption from, the securities or "Blue Sky" laws;
(iii) to execute on behalf of the Trust such underwriting or purchase agreements with one or more underwriters, purchasers or agents relating to the offering of the Capital Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. If any filing referred to in clauses (i) or (ii) above is required by law or by the rules and regulations of the applicable governmental agency, self-regulatory organization or other person or organization to be executed on behalf of the Trust by one of the Trustees, the Depositor and any of the Trustees appointed pursuant to Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing; it being understood that Bank One Trust Company, N.A. and Bank One Delaware, Inc., in their capacity as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by any such law, rule or regulation.

      5. This Declaration of Trust may be executed in one or more counterparts.

      6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any of the Trustees at any time. Any of the Trustees may resign upon thirty days' prior notice to the Depositor; provided, however, that such notice shall not be required if it is waived by the Depositor.

      7. Bank One Delaware, Inc., in its capacity as Trustee, shall not have any of the powers or duties of the Trustees set forth herein (except as may be required under the Business Trust Act) and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Business Trust Act.

      8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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

      IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                                       STATE STREET CORPORATION,
                                       as Depositor

                                       By:/s/ Frederick Baughman
                                          --------------------------------------
                                          Name: Frederick Baughman
                                          Title: Controller and Chief Accounting
                                                 Officer


                                       BANK ONE TRUST COMPANY, N.A. (as
                                       successor in interest to The First
                                       National Bank of Chicago),
                                       as Trustee

                                       By:/s/ Sandra L. Caruba
                                          --------------------------------------
                                          Name: Sandra L. Caruba
                                          Title: Vice President


                                       BANK ONE DELAWARE, INC.,
                                       as Trustee

                                       By:/s/ Sandra L. Caruba
                                          --------------------------------------
                                          Name: Sandra L. Caruba
                                          Title: Vice President


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


                                                     Ward A. Spooner,
                                                     as Administrative Trustee
                                                     /s/ Ward A. Spooner
                                                     -------------------


                                                     James E. Murphy,
                                                     as Administrative Trustee
                                                     /s/ James E. Murphy
                                                     -------------------


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